UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2011

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION
ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 30, 2011, Key Technology, Inc. (the “Company”) announced a restructuring of its global workforce on September 29, 2011 in order to better position the Company strategically and reduce costs.  The Company estimates that the total costs to be incurred related to the workforce reduction will be approximately $1.1 million, the majority of which will be severance and employee related costs.  The Company expects the restructuring to be substantially complete and the majority of the associated cash expenditures to be incurred in the first quarter of fiscal 2012.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)	The Company’s employment relationship with Randall L. Unterseher, Senior Director of Marketing, will terminate effective October 3, 2011.

SECTION 8 – OTHER EVENTS
ITEM 8.01	OTHER EVENTS

The Company also announced certain other business developments and disclosed certain other financial information as set forth in the press release of the Company dated September 30, 2011 and attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  September 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated September 30, 2011